SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 Current Report
     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 10, 2006

                              BIG FLASH CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                       000-31187                87-0638336
State or other jurisdiction            (Commission             (IRS Employer
    of incorporation)                   File Number)         Identification No.)

            19 East 200 South, Suite 1080, Salt Lake City, Utah 84111
               (Address of principal executive offices)      (ZIP Code)

                                 (801) 322-3401
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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                                    FORM 8-K

Section 1 - Registrant's Business and Operations

Item 1.01     Entry into a Material Definitive Agreement
              ------------------------------------------

     On April 10, 2006 Big Flash Corporation ("Big Flash" or the "Company") entered into an agreement ("Share Exchange Agreement") to acquire, indirectly though a Canadian holding corporation, all of the issued and outstanding shares of Intelgenx Corp. ("Intelgenx"), a Canadian corporation based in Quebec. Following completion of the acquisition, Intelgenx will continue its operations as an controlled subsidiary of Big Flash (the "Intelgenx Acquisition").

Business of Intelgenx

     Intelgenx is a drug delivery company established in 2003 and headquartered in Montreal (Quebec), which focuses on the development of oral controlled-release products for the generic pharmaceutical market as well as novel buccal delivery systems.

     Intelgenx currently has two unique, proprietary platform technologies that it uses to develop products: a Tri-Layer Tablet technology which allows for the development of oral controlled release products, and a Quick Release Wafer technology for the rapid delivery of pharmaceutically active substances to the oral cavity. Intelgenx's Tri-layer technology is aimed at reducing manufacturing costs significantly as compared to competing delivery technologies. The wafer technology allows for the instant delivery of pharmaceuticals to the oral mucosa.

     Intelgenx's business strategy is to develop pharmaceutical products based on its proprietary drug delivery technologies and license the commercial rights to competent partner companies once the viability of the product has been demonstrated.

Terms of Share Exchange Agreement

     Pursuant to the Share Exchange Agreement, the Intelgenx acquisition will be completed through a series of agreements among Big Flash, its wholly owned subsidiary 6544631 Canada Inc. ("Exchangeco") and Horst Zerbe, Ingrid Zerbe and Joel Cohen (the "Principals") and Equity Transfer Services Inc. ("Equity"). Under the Share Exchange Agreement, Exchangeco will acquire all of the issued and outstanding common shares of Intelgenx in exchange for 10,991,000 Class A Special Shares of Exchangeco ("Exchangeable Shares"). At closing of the Share Exchange Agreement, Big Flash, Exchangeco, the Principals and Equity will enter into an Exchange and Voting Trust Agreement (the "Exchange and Voting Trust Agreement") pursuant to which 10,991,000 shares of Big Flash common stock (the "Trust Shares") shall be issued to Equity, as trustee for the Principals, as security for Big Flash's covenants under the provisions of the Exchangeable Shares. Big Flash, Exchangeco and Equity will also enter into a support agreement ("Support Agreement") which will, among other things, set forth the terms and conditions upon which the Principals may exchange the Exchangeable Shares for a corresponding number of Big Flash common stock. Big Flash may satisfy its obligations by instructing the Trustee to deliver one Big Flash common share for each such Exchangeable Share. Big Flash, Exchangeco, Equity and the Principals will also enter into an escrow agreement (the "Escrow Agreement") pursuant to which the Principals shall deposit into escrow with Equity, as escrow agent, all of the Exchangeable Shares and any Trust Shares for which the Exchangeable Shares may be exchanged from time to time, over a term of 3 years following closing. The Escrow Agreement provides that the Exchangeable Shares and Trust Shares held in escrow may not be sold, assigned or transferred, except as expressly permitted under the Escrow Agreement, and shall be released from escrow at the end of the 3-year term.

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     The Trustee, as the holder of record of the Trust Shares, shall be entitled to all of the voting rights, including the right to vote in person or by proxy the Trust Shares on any matters, questions, proposals or propositions whatsoever that may properly come before the stockholders of Big Flash or at a meeting of Big Flash stockholders or in connection with respect to all written consents sought by Big Flash from its stockholders (the "Voting Rights"). The Voting Rights shall be and remain vested in and exercised by the Trustee. As further particularized in the Exchange and Voting Trust Agreement, the Trustee shall exercise the Voting Rights only on the basis of instructions received from the Principals entitled to instruct the Trustee as to the voting thereof at the time at which the stockholders meeting is held or a stockholders' consent is sought.

     To the extent that no instructions are received from a Principal with respect to the Voting Rights to which such Principal is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

     Under the terms of the Exchangeable Shares, the Principals will have the right to exchange the Exchangeable Shares for a corresponding number of shares of Big Flash common stock at any time after closing of the transaction. Prior to the exercise of such exchange rights, Equity will be the owner of record of the Trust Shares and will retain power to vote the Trust Shares or grant consent in regard to any and all matters presented for approval by the holders of Big Flash common stock. Under the terms of the Exchange and Voting Trust Agreement, Equity, in its capacity as trustee, will act in regard to such matters only in accordance with instructions given by the Principals, respectively.

     In its capacity as trustee, Equity does not have any powers of disposition over the Trust Shares except as expressly required under the Exchange and Voting Trust Agreement and the Support Agreement.

     All of such Exchangeable Shares and the Trust Shares were issued pursuant to the exemptions from registration provided under National Instrument 45-106 under Canadian securities laws and will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of that Act and Regulation D - Rule 506 and/or Regulation S promulgated thereunder.

     Intelgenx proposes to issue additional common shares and warrants to investors ("Investors") pursuant to private placements prior to the closing of the Share Exchange Agreement. On or before the completion of the purchase of the Intelgenx shares by Exchangeco from the Principals pursuant to the Share Exchange Agreement, it is contemplated that the Investors will enter into and complete agreements with Big Flash for the sale of their shares and warrants of Intelgenx to Big Flash in exchange for an aggregate of up to 3,525,000 common shares of Big Flash and 100,000 common share purchase warrants of Big Flash.

     After giving effect to the proposed issuance of the 10,991,000 shares of Big Flash common stock in connection with the Intelgenx acquisition and the 3,525,000 shares of Big Flash stock and 100,000 warrants of Big Flash to be issued to the Investors, the number of Trust Shares that will be issued to Equity as trustee for the Vendors in the aggregate will constitute 68.7% of the approximately 16 million shares of Big Flash common stock that will be issued and outstanding. After giving effect to the issuance of the shares of Big Flash in connection with the Intelgenx acquisition, Horst Zerbe, Ingrid Zerbe and Joel Cohen will, pursuant to rights attached to the Exchangeable Shares to be issued to them under the Share Exchange Agreement, be entitled to acquire and beneficially own, respectively, 4,709,643, 4,709,643 and 1,571,713 shares of Big Flash common stock constituting, respectively, 29.4%, 29.4% and 9.8% of the Big Flash common stock that will be issued and outstanding.

     Prior to the completion of the Intelgenx acquisition and except for the Share Exchange Agreement and the transactions contemplated thereunder, neither Intelgenx nor the shareholders of Intelgenx are or have been engaged in any direct or indirect transaction with Big Flash and the Intelgenx acquisition is not considered a related party transaction.

     Pursuant to the terms of the Support Agreement, the holders of the Exchangeable Shares will economically benefit to the same extent as direct shareholders of Big Flash in the event of any dividend or other distribution.

     Exchangeco shall on any day ("Redemption Date") to be determined by Exchangeco's board of directors after the tenth anniversary of the date of the Intelgenx acquisition, redeem the then outstanding Exchangeable Shares for an amount per Exchangeable Share (the "Redemption Price") equal to (I) the current market price of a Big Flash common share on the last business day prior to the Redemption Date (which may be satisfied in full by Exchangeco causing an instruction to be given to the Trustee to deliver, in respect of each Exchangeable Share held by each respective holder thereof, one Big Flash common share, and obtaining written confirmation of such delivery by the Trustee), plus
(ii) the unpaid dividend amount, if any, on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date.

     The Exchangeable Shares may, at any time prior to the Redemption Date, be exchanged by any of the Principals in exchange for the same number of shares of Big Flash common stock. The number of shares of Big Flash common stock to be transferred to the holders of the Exchangeable Shares upon such exchange will be subject to corresponding adjustment in the event of any Big Flash securities dividend, forward split, reverse split, or similar event. The holders of the Exchangeable Shares will also benefit to an identical extent as all other Big Flash shareholders in the event of a tender offer or other similar transaction.

     All Big Flash events related to payment of dividends, redemption or purchase or any capital distribution in respect of Big Flash common shares or any shares other than the Exchangeable Shares, redemption or purchase of any shares other than the Exchangeable Shares, or issuance of any other exchangeable shares, shall in each case be subject to approval by holders of not less than 66.6% of then-outstanding Exchangeable Shares. In addition, Big Flash must obtain the same consent prior to any action to reclassify, subdivide, re-divide or make any similar change to the outstanding shares of Big Flash, or effect an amalgamation, merger, reorganization or other transaction affecting the Big Flash shares of common stock.

Section 2 - Financial Information

Item 2.01 Acquisition or Disposition of Assets.
          -------------------------------------

     See Item 1.01 above for disclosures in regard to the Acquisition or Disposition of Assets, incorporated herein by reference thereto.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities
          ---------------------------------------

     See Item 1.01 above for disclosures in regard to the Unregistered Sales of Equity Securities, incorporated herein by reference thereto.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
          ---------------------------------

     (a) Financial Statements of Businesses Acquired.

     The financial statements and pro forma financial information for the acquired businesses disclosed in Item 2.01 and required by Item 9.01 (a) will be filed by amendment no later than four business days after completion of the transaction.

     (b) Pro Forma Financial Information.

     Any pro forma financial information required pursuant to Article 11 of Regulation S-X with respect to the Acquired Businesses will no later than four business days.

     (c) Exhibits.

     99.1 Share Exchange Agreement by and between Big Flash Corporation., 6544631 Canada Inc., Horst Zerbe, Ingrid Zerbe, Joel Cohen and Intelgenx Corp. dated April 10, 2006 including the following agreements attached as schedules:

                    (a) Exchange  and Voting  Trust  Agreement to be executed at closing by and among Big Flash Corporation, 6544631 Canada Inc., Equity Transfer Services Inc. and Horst Zerbe, Ingrid Zerbe and Joel Cohen;

                    (b) Support Agreement to be executed at closing by and among
               Big Flash Corporation, 6544631 Canada Inc. and Equity Transfer Services Inc.; and

                    (c) Escrow  Agreement to be executed at closing by and among
               Big Flash Corporation, 6544631 Canada Inc., Equity Transfer Services Inc. and Horst Zerbe, Ingrid Zerbe and Joel Cohen;

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BIG FLASH CORPORATION



     Dated:   April 13, 2006            By:  /s/ Edward F. Cowle
                                            ------------------------------------
                                                 Edward F. Cowle
                                                 President


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